                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

LIST OF SUBSIDIARIES

                                                            State or Country of
                                                               Incorporation
                                                            --------------------
PHG Tea Leaves, Inc.                                           Delaware
GLT International Finance LLC                                  Delaware
The Glatfelter Pulp Wood Company                               Maryland
Glatfelter Holdings, LLC                                       Delaware
GPW Virginia Timberlands LLC                                   Delaware
GPW Timberlands, LLC                                           Delaware
GW Partners, LLC (50% partnership interest)                    Wisconsin
Mollanvick, Inc.                                               Delaware
Glatfelter Composite Fibers NA, Inc.                           Delaware
Glatfelter Holdings II, LLC                                    Delaware
Glatfelter Gernsbach GmbH & Co.KG                              Germany
Papcel-Papier und Cellulose, Technologie und Handels-GmbH      Germany
Glatfelter Auslandsbeteiligungen GmbH                          Germany
PHG Verwaltungsgesellschaft mbH                                Germany
Glatfelter Verwaltungsgesellschaft mbH                         Germany
TL Verwaltungsgesellschaft mbH                                 Germany
Unicon-Papier-und Kunststoffhandels GmbH                       Germany
Glatfelter Scaer SAS                                           France
Glatfelter-Lydney, LTD                                         England & Wales
Glatfelter Caerphilly Ltd.                                     England & Wales
Balo-I Industrial, Inc.                                        Philippines
Newtech Pulp Inc.                                              Philippines